UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                         April 28, 2011

CAMBREX CORPORATION
(Exact name of Registrant as specified in its charter)

DELAWARE	1-10638	22-2476135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NEW JERSEY	07073
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(201) 804-3000

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAMBREX CORPORATION
Form 8-K
Current Report

Section  5 – Corporate Governance and Management
Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders of Cambrex Corporation (the “Company”) held on April 28, 2011, the Company’s stockholders approved the Cambrex Corporation 2009 Long-Term Incentive Plan, as amended and restated (the “Plan”).  The Plan provides for the award of equity based and non-equity based long-term incentive awards to our employees, directors, officers, consultants, or other personal service providers.  A brief description of the terms and conditions of the Plan is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 18, 2011 (the “Proxy Statement”), under the heading “Proposal No. 4 – Approval of the 2009 Long-Term Incentive Plan, as Amended and Restated.”  The Plan was amended and restated for the following primary reasons:  to increase the number of shares available for issuance under the Plan; include a “clawback” provision; provide the Compensation Committee with the discretion to cancel awards in connection with a change in control and to pay each affected participant an amount in cash to be the equivalent value of the award; and stockholder re-approval of the performance goals under the Plan for purposes of the performance-based compensation exception to the $1.0 million deduction limitation under Section 162(m) of the Internal Revenue Code.  A copy of the Plan is included as Exhibit 1 to the Proxy Statement, and this summary is qualified in its entirety by reference to the full text of the Plan and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As described in Item 5.02 above, on April 28, 2011, the Company held its annual meeting of stockholders pursuant to notice duly given.  The Company’s stockholders voted on the following five proposals and cast their votes as set forth below.

1.  All of the nominees for director were elected for a term expiring at the annual meeting of stockholders in 2012 by the votes set forth in the table below:

	For	Against	Abstain	Broker Non-Votes
David R. Bethune	23,853,877	518,100	8,776	2,511,254
Rosina B. Dixon	23,325,310	1,046,767	8,676	2,511,254
Kathryn Rudie Harrigan	23,827,454	542,373	10,926	2,511,254
Leon J. Hendrix, Jr.	23,309,432	1,062,545	8,776	2,511,254
Ilan Kaufthal	23,326,805	1,045,172	8,776	2,511,254
Steven M. Klosk	23,835,521	536,556	8,676	2,511,254
William B. Korb	23,809,667	562,910	8,176	2,511,254
John R. Miller	23,311,383	1,061,194	8,176	2,511,254
Peter G. Tombros	23,862,255	509,872	8,676	2,511,254

2.  The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
18,160,287	6,199,012	21,454	2,511,254

3.  The Company’s stockholders recommended, on an advisory basis, that the Company should hold its advisory vote on executive compensation as required by Section 14A(a)(2) of the Exchange Act every year, as set forth below:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
20,697,698	233,409	3,320,587	129,059	2,511,254

In light of these voting results, the Company’s Board of Directors has decided to hold its advisory vote on the compensation of named executive officers annually until the next frequency vote.  A frequency vote is required to be held at least once every six years.

4.  The Company’s stockholders approved the Cambrex Corporation 2009 Long-Term Incentive Plan, as amended and restated, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
23,780,401	581,014	19,338	2,511,254

5.  The Company’s stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2011, by the votes set forth in the table below:

For	Against	Abstain
26,704,786	149,902	37,319

The proposal to ratify the appointment of BDO USA, LLP was a routine matter and, therefore, there were no broker non-votes to that matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

CAMBREX CORPORATION

Date:	May 3, 2011	By:	/s/F. Michael Zachara
		Name:	F. Michael Zachara
		Title:	Vice President